UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2013

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

Skechers U.S.A., Inc. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to amend and restate its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2013 (the “Original Report”) to update the Item 4.01 and 4.02 disclosure contained in the Original Report to reflect that the Company has provided a copy of the Original Report to KPMG LLP (“KPMG”) and to file KPMG’s letter to the SEC furnished to the Company in response the Original Report. Except as specifically described above, (i) this Amendment does not reflect events occurring subsequent to the filing of the Original Report and (ii) no other substantive changes have been made to the disclosure set forth in the Original Report.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On April 8, 2013, KPMG notified the Company that KPMG was resigning, effective immediately, as the Company’s independent accountant. KPMG stated it had concluded it was not independent because of alleged insider trading in the Company’s securities by one of KPMG’s former partners who was the KPMG engagement partner on the Company’s audit for the 2011 and 2012 fiscal years. KPMG advised the Company it resigned as the Company’s independent accountant solely due to the impairment of KPMG’s independence resulting from its now former partner’s alleged unlawful activities and not for any reason related to the Company’s financial statements, its accounting practices, the integrity of the Company’s management or for any other reason.

None of KPMG’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2012 or KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2011 and 2012 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the two fiscal years ended December 31, 2012 and the subsequent interim period through April 8, 2013 were there any (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, or (2) “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the disclosure set forth in Item 4.01 of the Original Report and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made therein, each as required by applicable SEC rules. A copy of the letter is filed herewith as Exhibit 16.1.

While the Company has not engaged a new independent accounting firm, it has begun a search process to identify KPMG’s successor. The Company will disclose its engagement of a new independent accounting firm once the process has been completed as required by SEC rules.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b) As a result of the alleged insider trading activity by its now former partner and KPMG’s resulting resignation on April 8, 2013, KPMG notified the Company its independence has been impaired and had no option but to withdraw its audit reports on the Company’s financial statements for the fiscal years ended December 31, 2011 and 2012 and the effectiveness of internal control over financial reporting as of December 31, 2011 and 2012 and that such reports should no longer be relied upon as a result of KPMG’s lack of independence created by the circumstances described above. The Company’s Audit Committee and management continue to believe that the Company’s financial statements covering the referenced periods fairly present, in all material respects, the financial condition and results of operations of the Company as of the end of and for the referenced periods and may continue to be relied upon and that the Company’s internal control over financial reporting was effective during these periods. The Chair of the Company’s Audit Committee as well as senior management discussed the matters described in this Item 4.02 with representatives of KPMG.

The Company provided KPMG with a copy of the disclosure set forth in Item 4.02 of the Original Report and requested that KPMG furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made therein, each as required by applicable SEC rules. A copy of the letter is filed herewith as Exhibit 16.1.

Item 8.01 Other Events.

On April 9, 2013, the Company issued a press release discussing KPMG’s resignation, which was filed as Exhibit 99.1 to the Original Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter of KPMG LLP dated April 11, 2013
99.1 Press Release issued by Skechers U.S.A., Inc. on April 9, 2013, filed as Exhibit 99.1 to the Original Report and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

April 16, 2013	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter of KPMG LLP dated April 11, 2013